EXHIBIT 4(f)

Form of GLWB Rider

Transamerica Financial Life Insurance Company

Home Office: [440 Mamaroneck Avenue, Harrison, NY 10528]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the contract to which it is attached.

Rider Data Specification

Contract Number:	12345
Rider Date:	06/20/11
Annuitant:	John Doe
Annuitant’s Issue Age/Sex:	70 / Male
Initial Rider Fee Percentage:	0.95%

ARTICLE I

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the contract equal to the Withdrawal Percentage shown in Article II applied to the withdrawal base. The withdrawal base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the accumulated value or other guaranteed benefits.

This rider will terminate upon the annuitant’s death or if you surrender your contract. This rider will also terminate if any change is made to the annuitant, other than death. This rider will also terminate upon the death of the owner if the owner is not an annuitant. Termination of the rider will result in the loss of all benefits provided by the rider. You can terminate the rider at any time by request. The requested termination will be effective at the end of the rider quarter following our receipt of the notification of termination. This rider can terminate independently of the contract to which it is attached. Surrender of the contract due to a reduction in accumulated value of the designated investments (even to a zero value) may not be appropriate if the withdrawal guarantee in this rider has positive value. You can elect any available guaranteed lifetime withdrawal benefit rider 1 year following the termination date.

Only money invested in designated investments will be eligible for the guaranteed lifetime withdrawal benefit. You can transfer between the designated investments as permitted under your contract. If there are any changes to the designated investments, you will be notified. We reserve the right to restrict new premium and transfers into the designated investments. Company approval will be required in order for you to be covered for cumulative premiums which have been allocated to the designated investments exceeding $2,500,000.

Transamerica Financial Life Insurance Company cannot and does not guarantee that any of the designated investments will always be available for premium payments, allocations, or transfers. We retain the right, subject to any applicable law, and regulatory approval, to make certain changes in the designated investments including adding or eliminating designated investments.

A rider fee will be deducted on the rider date and on each rider quarter as described below.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your contract.

Designated Investment Options

Investment options authorized for use with this rider as identified on the application.

Excess Withdrawal

The excess of a gross partial withdrawal from designated investments or transfers from designated investments to non-designated investments over the maximum annual withdrawal amount remaining for that rider year prior to the withdrawal or transfer, if any.

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ARTICLE I CONTINUED

Gross Partial Withdrawal

The amount that will be deducted from the accumulated value of the designated investments as a result of each partial withdrawal.

Maximum Annual Withdrawal Amount

The total amount that can be withdrawn from the designated investments and transfers from designated investments to non-designated investments each rider year without reducing the total withdrawal base. This amount will change if the total withdrawal base changes.

Rider Anniversary

The anniversary of the rider date.

Rider Quarter

Each three-month period following the rider date.

Rider Year

Each twelve-month period following the rider date.

Total Withdrawal Base

The amount as defined in Article II of this rider.

You/Your

Refers to the contract owner as defined in the base contract.

ARTICLE II

Rider Fee

The rider fee will be deducted from each designated investment option on the rider date and on each rider quarter. The total amount deducted from each designated investment is A) multiplied by B) divided by 4 where:

A)	The total withdrawal base;

B)	The rider fee percentage.

Rider Fee Percentage Adjustment

If any premium additions or transfers are made into the designated investments, a new rider fee percentage may apply. The rider fee percentage adjustment will be the weighted average of the current rider fee percentage and the rider fee percentage associated with the premium additions, as outlined below.

The new rider fee percentage is the sum of A) and B) with the result divided by C):

A)	the current total withdrawal base prior to the premium addition and/or transfer to the designated investments multiplied by your rider’s current rider fee percentage;

B)	the premium amount and/or transfer to the designated investments multiplied by the rider fee percentage applicable to new premium additions and/or transfer to the designated investments;

C)	the total withdrawal base after adding the additional premium and/or transfer to the designated investments.

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw or transfer out of the designated investments up to the maximum annual withdrawal amount each rider year from the designated investments, regardless of the accumulated value, of the designated investments, until the annuitant’s death (subject to the termination of this rider as described in Article I).

RGMB 43 0811 (SI)(NY)	(2)	(Income-Single)

ARTICLE II CONTINUED

The Withdrawal Percentage is determined by the attained age of the annuitant at the time of the first withdrawal or transfer of any amount from the designated investments taken on or after the rider anniversary following the annuitant’s 59th birthday:

Attained Age at First Withdrawal	Withdrawal Percentage
59 – 64	4.5%
65 – 69	5.0%
70 – 79	5.5%
80+	6.5%

If the annuitant is not yet 59 on the rider date, then this percentage will be zero until the rider anniversary following the annuitant’s 59th birthday. Withdrawals prior to age 59  1/2 may be subject to the 10% penalty tax.

Withdrawals will reduce the accumulated value of the contract to which this rider is attached. If the accumulated value of the designated investments equals zero, you will be eligible to receive benefit payments. Furthermore, any subsequent premium payments or transfers to the designated investments will not be considered for purposes of this rider. To receive withdrawals guaranteed by this rider after the accumulated value of your designated investments reaches zero (i.e. benefit payments), you must select the frequency of benefit payments in accordance with the contract provisions to which this rider attaches.

We guarantee that you may withdraw up to the maximum annual withdrawal amount each year regardless of the accumulated value of the designated investments until the annuitant’s death. Any amount you withdraw in excess of the maximum annual withdrawal amount may impact the total withdrawal base on a greater than dollar-for-dollar basis.

Please see the Appendix attached to this rider which illustrates the withdrawal benefit.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the accumulated value.

Misstatement of Age

If the annuitant’s issue age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct issue age. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the maximum annual withdrawal amount to be overstated, any withdrawal or transfer from the designated investments in excess of the correct maximum annual withdrawal amount will be considered an excess withdrawal and will impact the total withdrawal base and maximum annual withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the designated investments was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

Proof of Issue Age and Survival

The benefits under this rider depend on the annuitant being alive at the time of withdrawal and the amount of the benefit depends on the attained age of the annuitant. Reasonable proof of survival, date of birth, and attained age may be required by the Company.

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the accumulated value in the designated investments. After the rider date, the total withdrawal base is equal to the total withdrawal base on the rider date, plus the full amount of any premiums to designated investments or any transfers from non-designated investments to designated investments added after the rider date, less any total withdrawal base adjustments.

On each rider anniversary, the total withdrawal base will be set to the greater of:

1)	The current total withdrawal base; or

2)	The accumulated value in the designated investments on the rider anniversary.

RGMB 43 0811 (SI)(NY)	(3)	(Income-Single)

ARTICLE II CONTINUED

Total Withdrawal Base Adjustments

Gross partial withdrawals from designated investments and transfers from designated investments to non-designated investments up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals from designated investments and transfers from designated investments to non-designated investments in excess of the maximum annual withdrawal amount each rider year will reduce the total withdrawal base by the greater of 1) and 2), where:

1)	is the excess withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess withdrawal amount;

B)	is the accumulated value in the designated investments after the maximum annual withdrawal amount has been withdrawn, but prior to the excess withdrawal amount; and

C)	is the total withdrawal base prior to the excess withdrawal amount.

Please see the Appendix attached to this rider which illustrates the withdrawal benefit.

Maximum Annual Withdrawal Amount

The maximum annual withdrawal amount will be equal to the greater of 1) and 2), where:

1)	is A multiplied by B where:

A)	is the total withdrawal base, and

B)	is the withdrawal percentage.

2)

after the first rider anniversary, is an amount equal to the minimum required distribution amount attributable to the accumulated value of the designated investments. The minimum required distribution may only be used if all of the following are true:

A)	the contract to which this rider is attached is a tax-qualified contract for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the contract to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2) above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess withdrawal (as described under “Total Withdrawal Base Adjustments” above).

If you withdraw less than the maximum annual withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

RGMB 43 0811 (SI)(NY)	(4)	(Income-Single)

ARTICLE III

Continuation

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the owner’s designated beneficiary or joint owner is the spouse of the deceased, the surviving spouse may elect to continue the contract and rider. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies, this rider will terminate.

In the case of non-spousal joint owners where an owner who is not the annuitant dies, the surviving owner (who is also the sole designated beneficiary) may elect to receive lifetime annuity payments under this rider instead of receiving any benefits applicable to the contract. The lifetime annuity payments must begin no later than 1 year after the owner’s death and will be equal to the maximum annual withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional premium payments will be accepted and no additional withdrawals will be allowed.

Annuitization

You must begin to receive guaranteed lifetime withdrawal benefit payments from your designated investments no later than the income date specified under your contract. On the income date, you will have the option to receive lifetime annuity payments from your designated investments that are no less than your maximum annual withdrawal amount each year. If you do not elect to receive guaranteed lifetime withdrawal benefit payments from your designated investments before the income date, we will begin making monthly payments to you after the income date, based on your maximum annual withdrawal amount.

Signed for us at our home office.

Craig D. Vermie Secretary	Peter G. Kunkel President

RGMB 43 0811 (SI)(NY)	(5)	(Income-Single)

APPENDIX

EXAMPLE OF EFFECT OF WITHDRAWALS ON RIDER BENEFITS

The following examples illustrate the effect of withdrawals on Rider benefits. A withdrawal greater than the maximum annual withdrawal amount is assumed at the end of year 1. A withdrawal equal to the maximum annual withdrawal amount is assumed at the end of year 2.

The Total Withdrawal Base on the rider date is $100,000. For this example, hypothetical accumulated values in the designated investments prior to each annual withdrawal are assumed to be $95,000 at the end of rider year 1, and $90,000 at the end of rider year 2. Assume the rider is added to the contract on 12/1/2011 and the age of the annuitant is 70 years old. Since the annuitant is age 71 when they take their first withdrawal, their Withdrawal Percentage is assumed to be 5.5% in this example.

The effects on the Withdrawal Percentage, and on the Guaranteed Lifetime Withdrawal Benefit are shown in succession in this example.

ADJUSTED PARTIAL WITHDRAWAL CALCULATIONS FOR GUARANTEED LIFETIME WITHDRAWAL BENEFITS:

Total Withdrawal Base. Gross partial withdrawals up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals in excess of the maximum annual withdrawal amount will reduce the total withdrawal base pro rata. The amount of the reduction due to the excess withdrawal is equal to the greater of:

1).	The excess gross partial withdrawal amount; and

2).	The result of (A / B) * C, where:

A	is the excess gross partial withdrawal (the amount in excess of the maximum annual withdrawal amount remaining prior to the withdrawal);

B	is the accumulated value after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C	is the total withdrawal base prior to the withdrawal of the excess amount.

When a withdrawal is taken, two parts of the guaranteed lifetime withdrawal benefit can be affected:

1.	Total withdrawal base (TWB)

2.	Maximum annual withdrawal amount (MAWA)

Effects on TWB and MAWA:

Year 1:

TWB at time of first withdrawal = $100,000

5.5% Withdrawal (WD) would be $5,500 (5.5% of TWB $100,000)

Assumed WD = $7,000

Excess withdrawal (EWD) = $1,500 ($7,000 - $5,500)

Assumed Accumulated Value (AV) = $95,000

Total Withdrawal Base after WD:

Step One. The total withdrawal base is only reduced by amount of the excess or the pro rata amount if greater.

RGMB 43 0811 (SI)(NY)	(A-1)	(Income-Single)

Step Two. Calculate how much the total withdrawal base is affected by the excess withdrawal.

1.	The formula is (EWD / (AV – 5.5% WD)) * TWB before any adjustments

2.	($1,500 / ($95,000- $5,500)) * $100,000 = $1,675.98

Step Three. Which is larger, the actual $1,500 excess withdrawal or the $1,675.98 pro rata amount?

$1,675.98 pro rata amount

Step Four. What is the new total withdrawal base upon which the maximum annual withdrawal amount is based?

$100,000 - $1,675.98 = $98,324.02

Result. The new total withdrawal base is $98,324.02.

Maximum Annual Withdrawal Amount after WD:

Because the total withdrawal base was adjusted (due to excess withdrawal), we have to calculate a new maximum annual withdrawal amount based on the assumed 5.5% for the guarantee that will be available starting in the second rider year.

Step One. What is the maximum annual withdrawal amount for rider year 2?

$98,324.02 (the adjusted total withdrawal base) * 5.5% = $5,407.82

Result. Beginning in rider year 2, the maximum you can take out in a rider year is $5,407.82 annually without causing an excess withdrawal for the guarantee and further reduction of the total withdrawal base.

Year 2:

TWB = $98,324.02

5.5% WD would be $5,407.82 (5.5% of TWB $98,324.02)

Assumed WD = $5,407.82

Excess withdrawal (EWD) = none

Assumed AV = $90,000

Step One. Is any portion of the total withdrawal greater than the maximum annual withdrawal amount?

No.

Result. The total withdrawal base remains at $98,324.02 and the maximum annual withdrawal amount in subsequent rider years would remain at $5,407.82, assuming no further premium payments or excess withdrawals.

RGMB 43 0811 (SI)(NY)	(A-2)	(Income-Single)

Transamerica Financial Life Insurance Company

Home Office: [440 Mamaroneck Avenue, Harrison, NY 10528]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the contract to which it is attached.

Rider Data Specification

Contract Number:	12345
Rider Date:	06/20/11
Annuitant:	John Doe
Annuitant’s Issue Age/Sex:	70 / Male
Annuitant’s Spouse:	Jane Doe
Annuitant’s Spouse’s Issue Age/Sex:	70 / Female
Initial Rider Fee Percentage:	0.95%

ARTICLE I

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the contract equal to the Withdrawal Percentage shown in Article II applied to the withdrawal base. The withdrawal base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the accumulated value or other guaranteed benefits.

This rider will terminate upon the later of the annuitant’s or annuitant’s spouse’s (as of the rider date) death or, if you surrender your contract. This rider will also terminate if any change is made to either annuitant, other than death. This rider will also terminate upon the death of the owner if the owner is not an annuitant. Termination of the rider will result in the loss of all benefits provided by the rider. You can terminate the rider at any time by request. The requested termination will be effective at the end of the rider quarter following our receipt of the notification of termination. This rider can terminate independently of the contract to which it is attached. Surrender of the contract due to a reduction in accumulated value of the designated investments (even to a zero value) may not be appropriate if the withdrawal guarantee in this rider has positive value. You can elect any available guaranteed lifetime withdrawal benefit rider 1 year following the termination date.

As it pertains to the benefits of this rider, the annuitant’s spouse cannot be changed. The annuitant’s spouse must be the joint annuitant and joint owner. The only living owners allowed on the contract to which this rider is attached are the annuitant and the annuitant’s spouse. For a qualified account, the annuitant’s spouse must be the joint annuitant and the primary beneficiary.

Only money invested in designated investments will be eligible for the guaranteed lifetime withdrawal benefit. You can transfer between the designated investments as permitted under your contract. If there are any changes to the designated investments, you will be notified. We reserve the right to restrict new premium and transfers into the designated investments. Company approval will be required in order for you to be covered for cumulative premiums which have been allocated to the designated investments exceeding $2,500,000.

Transamerica Financial Life Insurance Company cannot and does not guarantee that any of the designated investments will always be available for premium payments, allocations, or transfers. We retain the right, subject to any applicable law, and regulatory approval, to make certain changes in the designated investments including adding or eliminating designated investments.

A rider fee will be deducted on the rider date and on each rider quarter as described below.

RGMB 43 0811 (JT)(NY)	(1)	(Income-Joint)

ARTICLE I CONTINUED

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your contract.

Designated Investment Options

Investment options authorized for use with this rider as identified on the application.

Excess Withdrawal

The excess of a gross partial withdrawal from designated investment or transfers from designated investments to non-designated investments over the maximum annual withdrawal amount remaining for that rider year prior to the withdrawal or transfer, if any.

Gross Partial Withdrawal

The amount that will be deducted from your accumulated value of the designated investments as a result of each partial withdrawal.

Maximum Annual Withdrawal Amount

The total amount that can be withdrawn from the designated investments and transfers from designated investments to non-designated investments each rider year without reducing the total withdrawal base. This amount will change if the total withdrawal base changes.

Rider Anniversary

The anniversary of the rider date.

Rider Quarter

Each three-month period following the rider date.

Rider Year

Each twelve-month period following the rider date.

Total Withdrawal Base

The amount as defined in Article II of this rider.

You/Your

Refers to the contract owner as defined in the base contract.

ARTICLE II

Rider Fee

The rider fee will be deducted from each designated investment on the rider date and on each rider quarter. The total amount deducted from each designated investment is A) multiplied by B) divided by 4 where:

A)	The total withdrawal base;

B)	The rider fee percentage.

Rider Fee Percentage Adjustment

If any premium additions or transfers are made into the designated investments, a new rider fee percentage may apply. The rider fee percentage adjustment will be the weighted average of the current rider fee percentage and the rider fee percentage associated with the premium additions and/or transfers to the designated investments, as outlined below.

The new rider fee percentage is the sum of A) and B) with the result divided by C):

A)	the current total withdrawal base prior to the premium addition and/or transfer to the designated investments multiplied by your rider’s current rider fee percentage;

B)	the premium amount and/or transfer to the designated investments multiplied by the rider fee percentage applicable to new premium additions and/or transfers to the designated investments;

C)	the total withdrawal base after adding the additional premium and/or transfer to the designated investments.

RGMB 43 0811 (JT)(NY)	(2)	(Income-Joint)

ARTICLE II CONTINUED

Guaranteed Lifetime Withdrawal Benefit

Under this rider, we guarantee that you can withdraw or transfer out of the designated investments up to the maximum annual withdrawal amount each rider year from the designated investments, regardless of the accumulated value of the designated investments, until the surviving annuitant’s death (subject to the termination of this rider as described in Article I).

The Withdrawal Percentage is determined by the attained age of the younger of the living spouses at the time of the first withdrawal or transfer of any amount from the designated investments taken on or after the rider anniversary following the younger of the living spouses’ 59th birthday:

Attained Age at First Withdrawal	Withdrawal Percentage
59 – 64	4.0%
65 – 69	4.5%
70 – 79	5.0%
80+	6.0%

If the younger of the annuitant and the annuitant’s spouse is not yet 59 on the rider date, then this percentage will be zero until the rider anniversary following the younger of the living spouses’ 59th birthday. Withdrawals prior to age 59  1/2 may be subject to the 10% penalty tax.

Withdrawals will reduce the accumulated value of the contract to which this rider is attached. If the accumulated value of the designated investments equals zero, you will be eligible to receive benefit payments. Furthermore, any subsequent premium payments or transfers to the designated investments will not be considered for purposes of this rider. To receive withdrawals guaranteed by this rider after the accumulated value of your designated investments reaches zero (i.e. benefit payments), you must select the frequency of benefit payments in accordance with the contract provisions to which this rider attaches.

We guarantee that you may withdraw up to the maximum annual withdrawal amount each year regardless of the accumulated value of the designated investments until the annuitant’s or annuitant’s spouse’s death. Any amount you withdraw in excess of the maximum annual withdrawal amount may impact the total withdrawal base on a greater than dollar-for-dollar basis.

Please see the Appendix attached to this rider which illustrates the withdrawal benefit.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the accumulated value.

Misstatement of Age

If the annuitant’s issue age or annuitant’s spouse’s issue age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct issue age. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the maximum annual withdrawal amount to be overstated, any withdrawal or transfer from the designated investments in excess of the correct maximum annual withdrawal amount will be considered an excess withdrawal and will impact the total withdrawal base and maximum annual withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the designated investments was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

Proof of Issue Age and Survival

The benefits under this rider depend on the annuitant or annuitant’s spouse being alive at the time of withdrawal and the amount of the benefit depends on the attained age of the annuitant and annuitant’s spouse. Reasonable proof of survival, date of birth, and attained ages may be required by the Company.

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the accumulated value in the designated investments. After the rider date, the total withdrawal base is equal to the total withdrawal base on the rider date, plus the full amount of any premiums to designated investments or any transfers from non-designated investments to designated investments added after the rider date, less any total withdrawal base adjustments.

RGMB 43 0811 (JT)(NY)	(3)	(Income-Joint)

ARTICLE II CONTINUED

On each rider anniversary, the total withdrawal base will be set to the greater of:

1)	The current total withdrawal base; or

2)	The accumulated value in the designated investments on the rider anniversary.

Total Withdrawal Base Adjustments

Gross partial withdrawals from designated investments and transfers from designated investments to non-designated investments up to the maximum annual withdrawal amount each rider year will not reduce the total withdrawal base. Gross partial withdrawals from designated investments and transfers from designated investments to non-designated investments in excess of the maximum annual withdrawal amount each rider year will reduce the total withdrawal base by the greater of 1 and 2, where:

1)	is the excess withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess withdrawal amount;

B)	is the accumulated value in the designated investments after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C)	is the total withdrawal base prior to the withdrawal of the excess amount.

Please see the Appendix attached to this rider which illustrates the withdrawal benefit.

Maximum Annual Withdrawal Amount

The maximum annual withdrawal amount will be equal to the greater of 1) and 2), where:

1)	is A multiplied by B where:

A)	is the total withdrawal base, and

B)	is the withdrawal percentage.

2)

after the first rider anniversary, is an amount equal to the minimum required distribution amount attributable to the accumulated value of the designated investments. The minimum required distribution may only be used if all of the following are true:

A)	the contract to which this rider is attached is a tax-qualified contract for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)

the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the contract to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2) above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess withdrawal (as described under “Total Withdrawal Base Adjustments” above).

If you withdraw less than the maximum annual withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

RGMB 43 0811 (JT)(NY)	(4)	(Income-Joint)

ARTICLE III

Continuation

In the case of spousal joint owners, upon the death of the first annuitant, the surviving spouse may elect to continue the contract and rider. The rider continues until the death of the surviving spouse.

Annuitization

You must begin to receive guaranteed lifetime withdrawal benefit payments from your designated investments no later than the income date specified under your contract. On the income date, you will have the option to receive lifetime annuity payments from your designated investments that are no less than your maximum annual withdrawal amount each year. If you do not elect to receive guaranteed lifetime withdrawal benefit payments from your designated investments before the income date, we will begin making monthly payments to you after the income date, based on your maximum annual withdrawal amount.

Signed for us at our home office.

Craig D. Vermie Secretary	Peter G. Kunkel President

RGMB 43 0811 (JT)(NY)	(5)	(Income-Joint)

APPENDIX

EXAMPLE OF EFFECT OF WITHDRAWALS ON RIDER BENEFITS

The following examples illustrate the effect of withdrawals on Rider benefits. A withdrawal greater than the maximum annual withdrawal amount is assumed at the end of year 1. A withdrawal equal to the maximum annual withdrawal amount is assumed at the end of year 2.

The Total Withdrawal Base on the rider date is $100,000. For this example, hypothetical accumulated values in the designated investments prior to each annual withdrawal are assumed to be $95,000 at the end of rider year 1, and $90,000 at the end of rider year 2. Assume the rider is added to the contract on 12/1/2011 and the age of the younger of the annuitant and annuitant’s spouse is 70 years old. The withdrawal is taken at the end of year one when the younger spouse’s age is 71 making their Withdrawal Percentage 5% in this example.

The effects on the Withdrawal Percentage, and on the Guaranteed Lifetime Withdrawal Benefit are shown in succession in this example.

ADJUSTED PARTIAL WITHDRAWAL CALCULATIONS FOR GUARANTEED LIFETIME WITHDRAWAL BENEFITS:

Total Withdrawal Base. Gross partial withdrawals up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals in excess of the maximum annual withdrawal amount will reduce the total withdrawal base pro rata. The amount of the reduction due to the excess withdrawal is equal to the greater of:

1).	The excess gross partial withdrawal amount; and

2).	The result of (A / B) * C, where:

A	is the excess gross partial withdrawal (the amount in excess of the maximum annual withdrawal amount remaining prior to the withdrawal);

B	is the accumulated value after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C	is the total withdrawal base prior to the withdrawal of the excess amount.

When a withdrawal is taken, two parts of the guaranteed lifetime withdrawal benefit can be affected:

1.	Total withdrawal base (TWB)

2.	Maximum annual withdrawal amount (MAWA)

Effects on TWB and MAWA:

Year 1:

TWB at time of first withdrawal = $100,000

5% Withdrawal (WD) would be $5,000 (5% of TWB $100,000)

Assumed WD = $7,000

Excess withdrawal (EWD) = $2,000 ($7,000 - $5,000)

Assumed Accumulated Value (AV) = $95,000

Total Withdrawal Base after WD:

Step One. The total withdrawal base is only reduced by amount of the excess or the pro rata amount if greater.

RGMB 43 0811 (JT)(NY)	(A-1)	(Income-Joint)

Step Two. Calculate how much the total withdrawal base is affected by the excess withdrawal.

1.	The formula is (EWD / (AV – 5% WD)) * TWB before any adjustments

2.	($2,000 / ($95,000- $5,000)) * $100,000 = $2,222.22

Step Three. Which is larger, the actual $2,000 excess withdrawal or the $2,222.22 pro rata amount?

$2,222.22 pro rata amount

Step Four. What is the new total withdrawal base upon which the maximum annual withdrawal amount is based?

$100,000 - $2,222.22 = $97,777.78

Result. The new total withdrawal base is $97,777.78

Maximum Annual Withdrawal Amount after WD:

Because the total withdrawal base was adjusted (due to excess withdrawal), we have to calculate a new maximum annual withdrawal amount based on the assumed 5% for the guarantee that will be available starting in the second rider year.

Step One. What is the maximum annual withdrawal amount for rider year 2?

$97,777.78 (the adjusted total withdrawal base) * 5% = $4,888.89

Result. Beginning in rider year 2, the maximum you can take out in a rider year is $4,888.89 annually without causing an excess withdrawal for the guarantee and further reduction of the total withdrawal base.

Year 2:

TWB = $97,777.78

5% WD would be $4,888.89 (5% of TWB $97,777.78)

Assumed WD = $4,888.89

Excess withdrawal (EWD) = none

Assumed AV = $90,000

Step One. Is any portion of the total withdrawal greater than the maximum annual withdrawal amount?

No.

Result. The total withdrawal base remains at $97,777.78 and the maximum annual withdrawal amount in subsequent rider years would remain at $4,888.89, assuming no further premium payments or excess withdrawals.

RGMB 43 0811 (JT)(NY)	(A-2)	(Income-Joint)